EXHIBIT 99.1

Terra Tech Corp. Expands Retail Dispensary Operations into Santa Ana, California

Irvine, CA — September 13, 2017 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), a vertically integrated, cannabis-focused agriculture company, announced today that it has expanded its retail operations into Southern California through the acquisition of 100% of the assets of Tech Center Drive Management LLC (“Tech Center Drive”). Tech Center Drive operates The Reserve OC medical cannabis dispensary at 2911 South Tech Center Drive Santa Ana, CA 92705.

Under the terms of transaction, Terra Tech has the right to operate the dispensary, and to consolidate 100% of Tech Center Drive’s financial results into the Company’s financial results. In addition, upon receiving regulatory approval from the city of Santa Ana, Terra Tech has the option to acquire the cannabis retail permit associated with the dispensary for no additional consideration.

Derek Peterson, CEO of Terra Tech, commented, “The Reserve has a reputation for first-rate, patient-focused customer service and is expected to generate steady cash flow to the Company. This represents another milestone in our M&A strategy to rapidly expand our retail operations without needing to invest significant time or funds into building dispensaries. We plan to use the successful blueprint from the Blüm Oakland dispensary to grow sales at the Reserve and, in due course, will re-brand the dispensary to Blüm, which is our recognized cannabis retail brand in Northern California and Nevada.”

Mr. Peterson continued, “California has emerged as one of the United States’ leading legal cannabis markets, with adult-use planned to come online in 2018. Legal sales in the state are expected to hit $5.8 billion by 2021 according to Arcview Market Research, up from an estimated $1.8 billion last year. Terra Tech will continue to identify opportunities to expand both its retail and cultivation capabilities in these core markets to drive forward our growth strategy and build value for shareholders.”

Terra Tech Corp. operates multiple dispensaries as well as cultivation and extraction facilities in California and Nevada. In Oakland, California, the Company currently has one Blüm dispensary open and a cultivation and extraction facility under construction. In San Leandro, California, it has a Blüm dispensary and extraction facility, both of which are currently under construction. In Nevada, the Company has four, fully-operational Blüm retail dispensaries and, on August 30, 2017, announced a Letter of Intent to acquire cultivation and production facilities in Sparks and Reno, Nevada.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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